UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2018

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

New Credit Agreement
On November 30, 2018, GP Strategies Corporation (the “Company”) entered into a Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders (the "Credit Agreement"), replacing the prior credit agreement with Wells Fargo dated December 21, 2016, as amended on April 28, 2018 and June 29, 2018 (the "Original Credit Agreement"). The Credit Agreement provides for a revolving credit facility, which expires on November 29, 2023, and consists of:

•	a revolving loan facility with a borrowing limit of $200 million, including a $20 million sublimit for foreign borrowings;

•	an accordion feature allowing the Company to request increases in commitments to the credit facility by up to an additional $100 million;

•	a $20 million letter of credit sublimit; and

•	a swingline loan credit sublimit of $20 million.
Borrowings under the Credit Agreement may be in the form of Base Rate loans or Euro-Rate loans, at the option of the borrowers, and bear interest at the Base Rate plus 0.25 to 1.25% or the Daily LIBOR Rate plus 1.25% to 2.25%, respectively. Base Rate loans will bear interest at a fluctuating per annum Base Rate equal to the highest of: (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%); plus an Applicable Margin. Determination of the Applicable Margin is based on a pricing grid that is generally dependent upon the Company's Leverage Ratio (as defined) as of the end of the fiscal quarter for which consolidated financial statements have been most recently delivered. The maximum Applicable Margin under the Credit Agreement for Base Rate loans is 1.25% and for Euro-Rate loans is 2.25%.
The Credit Agreement contains customary representations, warranties and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions, including but not limited to: (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) restricted payments, including stockholder dividends, and (vii) certain other restrictive agreements. The Credit Agreement also requires the Company to maintain the following financial covenants: i) a maximum Leverage Ratio of 3.25 to 1.0 for fiscal quarters ending through June 30, 2019 and 3.0 to 1.0 for fiscal quarters ending September 30, 2019 and thereafter, and ii) a minimum interest expense coverage ratio of 3.0 to 1.0.
The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the “Guarantors”). As collateral security under the Credit Agreement and the guarantees thereof, the Company and the Guarantors have granted to the administrative agent, for the benefit of the lenders, a lien on, and first priority security interest in, substantially all of their tangible and intangible assets.
The proceeds of the Credit Agreement have been used, in part, to repay in full all outstanding borrowings under the Original Credit Agreement, and additional proceeds of the revolving credit facility are expected to be used for working capital and other general corporate purposes of the Company and its subsidiaries, including the issuance of letters of credit and Permitted Acquisitions, as defined.
As of November 30, 2018, after entering into the new Credit Agreement, the Company had $128.0 million of borrowings outstanding under the revolving credit facility and cash balances totaling $25.0 million.
Terms used, but not defined, in this Form 8-K have the meanings set forth in the Credit Agreement. The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company's Form 10-K for the year ending December 31, 2018.
Acquisition of TTi Global
On November 30, 2018, the Company entered into a Share Purchase Agreement with TTi Global, Inc. and its stockholders to acquire all of the outstanding shares of TTi Global Inc. The transaction under the Share Purchase Agreement includes the acquisition of TTi Global Inc.’s subsidiaries (except for its UK and Spain subsidiaries and dormant entities) and certain affiliated companies. The Company purchased TTi Global Inc.’s UK and Spain subsidiaries (which, together with the entities acquired under the Share Purchase Agreement, are referred to as “TTi Global”) in a separate transaction in August 2018. TTi Global is a provider of training, staffing, research and consulting solutions to industries across various sectors with automotive as a core focus. The total upfront purchase price for TTi Global was $19.2 million, which includes $3.0 million paid for the UK and Spain subsidiaries in August 2018, and $16.2 million for the remainder of TTi Global, which included $14.2 million of cash paid upon closing on November 30, 2018 and the assumption of a $2.0 million liability of TTi Global. The purchase price is subject to reduction based on a minimum working capital requirement, as defined in the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which will be filed as an exhibit to the Company's Form 10-K for the year ending December 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events
On December 5, 2018, GP Strategies issued press releases announcing the new Credit Agreement and the acquisition of TTi Global. Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)            Exhibits.

Exhibit No.	Description
99.1	Press release dated December 5, 2018 titled "GP Strategies Enters into New $200 Million Credit Facility."
99.2	Press release dated December 5, 2018 titled "GP Strategies Acquires TTi Global."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 6, 2018	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 5, 2018 titled "GP Strategies Enters into New $200 Million Credit Facility."
99.2	Press release dated December 5, 2018 titled "GP Strategies Acquires TTi Global."